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EXHIBIT 99.2

RITE AID CORPORATION

OFFER FOR ALL OUTSTANDING
9.750% SENIOR SECURED NOTES DUE 2016
AND THE RELATED SUBSIDIARY GUARANTEES
IN EXCHANGE FOR
9.750% SENIOR SECURED NOTES DUE 2016
AND THE RELATED SUBSIDIARY GUARANTEES
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

, 2009

To our Clients:

        Enclosed for your consideration is a prospectus, dated                 , 2009 (the "Prospectus"), relating to the offer (the "Exchange Offer") of Rite Aid Corporation ("Rite Aid") to exchange its 9.750% Senior Secured Notes due 2016 and related subsidiary guarantees which have been registered under the Securities Act of 1933, as amended, (individually a "New Note" and collectively, the "New Notes"), for a like principal amount at maturity of Rite Aid's issued and outstanding 9.750% Senior Secured Notes due 2016 and related subsidiary guarantees (individually an "Old Note" and collectively, the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Old Notes by book-entry transfer of the Old Notes into the exchange agent's account at The Depository Trust Company.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2009 unless extended by Rite Aid. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Old Notes.

  2.
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  Any transfer taxes incident to the transfer of Old Notes from the holder to Rite Aid will be paid by Rite Aid.

  4.
  The Exchange Offer expires at 5:00 p.m., New York City time, on                 , 2009 unless extended by Rite Aid.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Rite Aid with respect to the Old Notes.

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

        Please tender the Old Notes held by you for my account as indicated below:

☐	Please tender the Old Notes held by you for my account as indicated below:
AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD NOTES
9.750% Senior Secured Notes due 2016: $ ________________
☐	Please do not tender any Old Notes held by you for my account.
Dated: , 2009

Signature(s):

Print Name(s) here:

Print Address(es):

Print Name(s) here:

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

Very truly yours,
RITE AID CORPORATION

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  EXHIBIT 99.2